UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 4, 2007

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), is a party to an accounts receivable securitization facility.  On December 4, 2007, the Company and CVTI Receivables Corp. ("CVTI Receivables"), a wholly-owned subsidiary of the Company and a bankruptcy-remote, special purpose entity organized under the laws of Nevada, entered into certain amendments to the securitization facility, including (i) Amendment No. 14 to Loan Agreement, dated December 4, 2007, among Three Pillars Funding LLC, as lender, SunTrust Robinson Humphrey, Inc., as administrator, CVTI Receivables, as borrower, and the Company, as master servicer, and (ii) Second Amended and Restated Lender Note dated December 4, 2007 in the principal amount of $60,000,000 (together, the amendments described in clauses (i) and (ii), the "Securitization Facility Amendments").

Under the receivables securitization facility, the Company, through certain of its subsidiaries, sells accounts receivable to CVTI receivables as part of a two-step process that provides funding similar to a revolving credit facility.  Prior to the Securitization Facility Amendments, the receivables securitization facility was scheduled to terminate on December 4, 2007.  The Securitization Facility Amendments (i) extended the scheduled commitment termination date to December 2, 2008, (ii) reduced the facility limit from $70,000,000 to $60,000,000, (iii) tightened certain performance ratios required to be maintained with respect to accounts receivable including, the default ratio, the delinquency ratio, the dilution ratio, and the accounts receivable turnover ratio, and (iv) amended the master servicer event of default relating to cross-defaults on material indebtedness with the effect that such master servicer event of default may now be more readily triggered.

CVTI Receivables pays interest on all borrowings under the receivables securitization facility at commercial paper rates, plus an applicable margin.  CVTI Receivables also pays a commitment fee on the daily, unused portion of the facility.  The borrowings are secured by, and paid down through collections on, the accounts receivable purchased by CVTI Receivables from certain of the Company's subsidiaries.  The receivables securitization facility is reflected as a current liability because the term, subject to annual renewals, runs until December 2, 2008.

The receivables securitization facility requires that certain performance ratios be maintained with respect to accounts receivable and that CVTI Receivables preserve its bankruptcy remote nature.  The receivables securitization facility includes usual and customary events of default for facilities of this nature and provides that, upon the occurrence and continuation of an event of default, payment of all amounts under the receivables securitization facility may be accelerated and the lender's commitments may be terminated.

This description of the Securitization Facility Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Securitization Facility Amendments, which will be filed with the Company's Form 10-K for the fiscal year ending December 31, 2007.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Company's obligations under its securitization facility is incorporated by reference into this Item 2.03.

The description of the Securitization Facility Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Securitization Facility Amendments, which will be filed with the Company's Form 10-K for the fiscal year ending December 31, 2007.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 6, 2007, the Board of Directors of the Company adopted Amendment No. 1 To Amended and Restated Bylaws of Covenant Transportation Group, Inc. ("Amendment No. 1").   Specifically, Amendment No. 1 allows for a Direct Registration System whereby the issuance, recordation, and transfers of the Company's shares may be made by electronic or other means not involving the issuance of certificates and provides that shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  The Board of Directors adopted Amendment No. 1 to comply with Nasdaq Marketplace Rule 4350(l), which includes the requirement that securities listed on Nasdaq be eligible for direct registration by January 1, 2008.

The description of Amendment No. 1 contained herein is qualified in its entirety by the complete text of the amendment, which is attached to this Form 8-K as Exhibit 3 and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	3	Amendment No. 1 to Amended and Restated Bylaws of Covenant Transportation Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: December 10, 2007	By:	/s/ Joey B. Hogan
Joey B. Hogan
Senior Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3	Amendment No. 1 to Amended and Restated Bylaws of Covenant Transportation Group, Inc.